EXHIBIT 4

PHOENIX CAPITAL GROUP HOLDINGS I LLC

SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

We, Phoenix Capital Group Holdings I LLC (“we,” “our,” “us,” or the “Company”), are offering a maximum of $75,000,000 in the aggregate, as such maximum amount may be increased in the Company’s discretion in accordance with the requirements of Regulation A, of its Series AA-EE and Series AA1-DD1 unsecured bonds (the “Bonds”) pursuant to the offering circular, as may be supplemented (the “Offering Circular”), dated _______________ (the “Offering”). Each Bond will be sold at a public offering price of $1,000 per Bond, with a minimum purchase amount of one Bond ($1,000).  The Bonds will be sold in multiple series.

The Company will conduct closings on at least a weekly basis until the offering termination. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on or before a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on or before a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. On each closing date, offering proceeds for that closing will be disbursed to us and Bonds will be issued to investors, or the “Bondholders.”

If not submitted electronically, your broker-dealer or registered investment advisor should mail properly completed and executed original documents to the address below. Payment for Bonds subscribed for in your Subscription Agreement may be made by mailing a check payable to “Phoenix Capital Group Holdings I LLC” or with a wire using the instructions set forth below:

Options Number	Funding Source	Funding Instructions
Method 1	Check *Preferred Method*	MAIL TO: Phoenix Capital Group Holdings I LLC Attn: Lindsey Wilson 18575 Jamboree Road, Suite 830 Irvine, California 92612 Phone: (929) 207-3164
Method 2	ACH	Complete Information on Page 3
Method 3	Wire	WIRE INSTRUCTIONS Name: Phoenix Capital Group Holdings I LLC (Escrow) Bank: Amarillo National Bank Account Number: 320102 Routing: 111300958 Address: 18575 Jamboree Rd. Ste. 830, Irvine, CA 92612

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Phoenix Capital Group Holdings I LLC
Page 1 of 11

INSTRUCTIONS TO SUBSCRIBERS

Section 1: Indicate investment amount for Bonds.

Section 2: Indicate your method of payment. Make all checks for subscription payments payable to “Phoenix Capital Group Holdings I LLC.”  Wire funds pursuant to the instructions set forth above.

Section 3: Indicate type of ownership.

Section 4: Fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.

Section 5: Indicate distribution option.

Section 6: Indicate if you consent to the electronic delivery of documents.

Section 7: Indicate your qualification for purchasing the Bonds. If you are claiming to be an accredited investor, you must complete Addendum A.

Section 8: Read each of the acknowledgements and representations. Your signature in Section 9 indicates that you have read Section 8, in its entirety, and the Company may rely on your signature that you understand and/or meet the acknowledgements and representations contained therein.

Section 9: Execute the Subscription Agreement.

NON-CUSTODIAL OWNERSHIP

•	Accounts with more than one owner must have ALL PARTIES SIGN in Section 9.
•	Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 3.

CUSTODIAL OWNERSHIP

•	For New IRA/Qualified Plan Accounts, please complete to form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.
•	For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN.
•	Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

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Phoenix Capital Group Holdings I LLC
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SUBSCRIPTION AGREEMENT

Series AA-DD and Series AA1-DD1

Issued by

Phoenix Capital Group Holdings I LLC

1.      Investment (Select only one.)

☐	Initial Investment (minimum initial investment of $1,000 up to any multiple of $1,000)

☐	Additional Investment in this Offering (minimum of $1,000 up to any multiple of $1,000)

Account number for existing account:

Series of Bond:	1 Year (7.00% Bonds):	5 Years (10.00% Bonds):
	☐ Series AA (Simple Interest)	☐ Series CC (Simple Interest)
	☐ Series AA-1 (Compound Interest)	☐ Series CC-1 (Compound Interest)

	3 Years (9.00% Bonds):	7 Years (11.00% Bonds):
	☐ Series BB (Simple Interest)	☐ Series DD (Simple Interest)
	☐ Series BB-1 (Compound Interest)	☐ Series DD-1 (Compound Interest)

Bonds Subscription Amount: $

                         #  of   Bonds:

If you are making your investment through a broker-dealer or registered investment advisor, please provide the following information related to such broker-dealer or registered investment advisor:

Name of firm:                                                                                                           CRD/Branch Number:

Name of individual representative:                                                                                 Phone #:  ________________ Email:  ____________________________

2.      Investment Instructions

☐	By Mail — Checks should be made payable to “Phoenix Capital Group Holdings I LLC;” or

☐	By ACH – Complete your banking information below, or

By checking the box above, I authorize the Company to pull the investment amount on this subscription agreement from the account indicated below:

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:
Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings

☐	By Wire Transfer — Forward this Subscription Agreement to the address listed above. Wiring instructions are as set forth below:

Name: Phoenix Capital Group Holdings I LLC (Escrow) Bank: Amarillo National Bank Account Number: 320102 Routing: 111300958 Address: 18575 Jamboree Rd. Ste. 830, Irvine, CA 92612

☐	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Phoenix Capital Group Holdings I LLC
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3.      Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐ Individual — One signature required.

☐ Joint Tenants with Rights of Survivorship — All parties must sign.

☐ Community Property — All parties must sign.

☐ Tenants in Common — All parties must sign.

☐ Uniform Gift to Minors Act — State of                                       Custodian signature required.

☐ Uniform Transfer to Minors Act — State of                               Custodian signature required.

☐ Qualified Pension or Profit Sharing Plan — Include plan documents.

☐ Trust — Include title, signature and “Powers of the Trustees” pages.

☐ Corporation — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐ Partnership — Include partnership agreement. Authorized signature(s) required.

☐ Other (Specify)—

Include title and signature pages.

☐ Traditional IRA — Owner and custodian signatures required.

☐ Roth IRA — Owner and custodian signatures required.

☐ Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.

☐ KEOGH — Owner and custodian signatures required.

☐ Other —

Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:
Mailing Address: City: State:
Zip Code:
Custodian Tax ID #:
Custodian Account #:
Custodian Phone #:

4.      Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom Bonds are to be registered.)
First, Middle, Last Name:	Social Security #:
Street Address:	City, State, Zip Code:
Daytime Phone #:	Date of Birth:
Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

Joint Owner: (If applicable)
First, Middle, Last Name:	Social Security #:
Street Address:	City, State, Zip Code:
Daytime Phone #:	Date of Birth:
Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

Phoenix Capital Group Holdings I LLC
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Trust: (Exactly as registered with the IRS)
Name of Trust:	Tax ID #: Date of Trust:
Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:
Beneficial Owner(s) Street Address:	City, State, Zip Code:
Social Security #:	Date of Birth:
Occupation:	E-mail Address:

Corporation/Partnership/Other: (Exactly as registered with the IRS)
Name of Entity:	Tax ID #: Date of Entity Formation:
Name(s) of Officer(s), General Partner or Authorized:	Additional Name of Authorized Person (if any):
Legal Street Address:	City, State, Zip Code:

*If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

5.      Distribution Options for Non-Qualified Accounts (Select only one.)

I (we) hereby subscribe for the Bond(s) of Phoenix Capital Group Holdings I LLC and elect the distribution option indicated below (choose one of the three options):

☐     I choose to have distributions mailed to me at the address listed in Section 4.

☐     I choose to have distributions mailed to me at the following address.

☐     I choose to have distributions deposited in a checking, savings or brokerage account.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:
Brokerage Mailing Address:	City, State, Zip Code:
Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Phoenix Capital Group Holdings I LLC
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Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

Phoenix Capital Group Holdings I LLC
Page 6 of 11

6.      Electronic Delivery of Documents (Optional)

☐      In lieu of receiving documents by mail, I authorize the company to make available on its web site at https://www.phxcapitalgroup.com/ its semi-annual reports, annual reports, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

(a)      I acknowledge that access to the internet, email and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my internet provider and telephone provider, and that these costs are my responsibility.

(b)      I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF. The reader software is available free of charge from Adobe’s web site at www.adobe.com. The Adobe Reader software must be correctly installed on my system before I will be able to view documents in PDF. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)      I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by calling my financial advisor.

(d)      I understand that if the e-mail notification is returned to the Company as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if the Company is unable to obtain a valid e-mail address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e)      I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

E-mail Address:      _______________________________________________

7.      Investor Eligibility Certifications

I understand that to purchase Bonds, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Bonds to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

I hereby represent and warrant that I meet the qualifications to purchase Bonds because (please mark one):

☐      I am a natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐      I am a non-natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐      I am an accredited investor.

If you marked that you are an accredited investor, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If Addendum A is not received with this Subscription Agreement, your subscription will not be accepted.

Phoenix Capital Group Holdings I LLC
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Investor Acknowledgements and Representations

a.      I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.

b.      I have received the Offering Circular.

c.      I am purchasing the Bonds for my own account.

d.      I agree that my rights and responsibilities relative to my ownership of the Bonds subscribed for in this offering shall be governed (i) by that certain Indenture by and between the Company and UMB Bank, N.A., as trustee, filed as an exhibit to the Offering Circular; and (ii) the Form of Bond filed as an exhibit to the Offering Circular.

e.      I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

8.      Investor Signatures

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both, you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on www.rocxplatform.com. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company, each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

(Signature Page Follows)

Phoenix Capital Group Holdings I LLC
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SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Signature of Individual/Trustee/Beneficial Owner/Custodian	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

FIRM ACKNOWLEDGMENT:

Signature – Firm Principal	Date

Printed Name

Signature – Authorized Representative	Date

Printed Name

SUBSCRIPTION ACCEPTED:

Phoenix Capital Group Holdings I LLC a Delaware limited liability company

By	Date

Name

Title

Phoenix Capital Group Holdings I LLC
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Addendum A

If you marked that you are an accredited investor as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, please complete this Addendum A.

If a natural person, I hereby represent and warrant that (mark as appropriate):

(a)	______ I have an individual net worth, or joint net worth with my spouse (or spousal equivalent), of more than $1,000,000, excluding primary residence, see calculation below; or

(b)

______ I have individual income in excess of $200,000 or joint income with my spouse (or spousal equivalent) in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

(c)

______ I am an executive officer, director, advisory board member, trustee or general partner of the Company, or serve in a similar capacity, or I serve in a similar capacity of the general partner of the Company.

(d)

              I am a holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

(a)

______ an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Bonds, with total assets over $5,000,000;

(b)	______ an entity with investments (as defined in Section 2a51-1(b) of the Investment Company Act) exceeding $5,000,000, not formed for the specific purpose of acquiring Bonds;

(c)

______ a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Bonds and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Bonds as described in Rule 506(b)(2)(ii) under the Securities Act of 1933 (the “Securities Act”);

(d)	______ a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

(e)

______ an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

(f)

______ an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), or an exempt reporting adviser (as defined in Section 203(l) or Section 203(m) of the Advisers Act), or a state-registered investment adviser;

(g)

______ a family client of family office, with total assets of at least $5,000,000, not formed for the specific purpose of acquiring Bonds and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in Bonds as described in Section 202(a)(11)(G)-1(b) under the Advisers Act;

(h)	______ a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;

(i)	______ a Rural business investment company (as defined in Section 384A of the Consolidated Farm and Rural Development Act);

Phoenix Capital Group Holdings I LLC
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(j)

______ an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

(k)	______ a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

(l)

______ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

(m)

______ a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

(n)	______ an entity (including an Individual Retirement Account) in which all of the equity owners are accredited investors.

Note: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

Phoenix Capital Group Holdings I LLC
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